Exhibit 5.2

November 7, 2017

Springleaf Finance Corporation
601 N.W. Second Street

Evansville, IN 47708

Re                                 Springleaf Finance Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Deputy General Counsel and Secretary of Springleaf Finance Corporation, an Indiana corporation (“SFC”), and I am delivering this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by SFC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by SFC from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of debt securities (the “SFC Debt Securities”), which may be issued in one or more series under the indenture, dated as of December 3, 2014 (the “SFC Indenture”) among SFC, OneMain Holdings, Inc. (“OMH”) and Wilmington Trust, National Association, as trustee, which is filed as an exhibit to the Registration Statement. The Registration Statement also relates to the issuance and sale from time to time by SFC of guarantees of debt securities of OMH (the “OMH Offered Debt Securities”), a Delaware corporation (the “SFC Guarantees”). The SFC Debt Securities and the SFC Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “SFC Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)                            the Registration Statement;

(b)                            a copy of SFC’s Amended and Restated Articles of Incorporation, as amended to date, certified by the Secretary of State of the State of Indiana as of November 6, 2017 (the “SFC Certificate of Incorporation”);

(c)                             a copy of SFC’s Amended and Restated By-laws, as amended and in effect as of the date hereof (the “SFC By-laws”);

(d)                            an executed copy of the SFC Indenture;

(e)                             the form of Indenture proposed to be entered into by OMH, SFC and Wilmington Trust, National Association, as trustee, related to the OMH Offered Debt Securities, which is filed as an exhibit to the Registration Statement; and

(f)                              a copy of certain resolutions of the Board of Directors of SFC (the “SFC Board of Directors”), adopted on November 19, 2014 and July 25, 2017, related to the SFC Indenture and the registration of the SFC Securities and related matters.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of SFC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of SFC and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of SFC and others and of public officials.

I do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of Indiana and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. I do not express any opinion as to the effect of any such laws on the opinions stated herein. The SFC Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

1.                                 With respect to any series of SFC Debt Securities offered by SFC, including any SFC Debt Securities of such series constituting Indeterminate Securities (as defined below) (the “ SFC Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the SFC Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any SFC Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the SFC Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the SFC Offered Debt Securities has been duly authorized, executed and delivered by SFC and the other parties thereto; (iv) any officer’s certificate or supplemental indenture thereto establishing the terms of the SFC Offered Debt Securities has been duly authorized, executed and delivered by SFC and the other parties thereto; (v) the SFC Board of Directors, including any duly authorized committee thereof, and appropriate officers of SFC have taken all necessary corporate action to approve the issuance, sale and terms of the SFC Offered Debt Securities and related matters in conformity with the SFC Indenture and any such officer’s certificate or supplemental indenture to be entered into in connection with the issuance of such SFC Offered Debt Securities; (vi) the terms of the SFC Offered Debt Securities and of their issuance and sale have been duly established in conformity with the SFC Indenture and any officer’s certificate or supplemental indenture establishing the terms of such SFC Offered Debt Securities so as not to violate any applicable law, the SFC Certificate of Incorporation and SFC By-laws or result in a default under or breach of any agreement or instrument binding upon SFC, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SFC; and (vii) the certificates evidencing the SFC Offered Debt Securities have been issued in a form that complies with the provisions of the SFC Indenture and any officer’s certificate or supplemental indenture establishing the terms of such SFC Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the SFC Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the SFC Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the SFC Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of SFC under the laws of the State of Indiana. “Indeterminate Securities” shall include an indeterminate amount of SFC Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any SFC Debt Securities.

2.                                 With respect to any SFC Guarantee offered by SFC of any series of OMH Offered Debt Securities (the “Offered Guarantee”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the OMH Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the OMH Offered Debt Securities has been duly authorized, executed and delivered by SFC and the other parties thereto; (iv) the OMH Indenture and any officer’s certificate or supplemental indenture thereto establishing the terms of the OMH Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by SFC and any other parties thereto; (v) the SFC Board of Directors, including any duly authorized committee thereof, and appropriate officers of SFC have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the OMH Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the OMH Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Guarantees so as not to violate any applicable law, the SFC Certificate of Incorporation and SFC By-laws or result in a default under or breach of any agreement or instrument binding upon SFC and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SFC; and (vii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the OMH Indenture and any such officer’s certificate or supplemental indenture and duly issued in accordance with the OMH Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will be duly authorized by all requisite corporate action on the part of SFC under the laws of the State of Indiana.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Jack R. Erkilla, Esq.